UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	May 29, 2008
(May 28, 2008)

Commission	Name of Registrants, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

001-06986	Public Service Company of New Mexico	85-0019030
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

______________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 7.01  Regulation FD Disclosure.

On May 5, 2008, Public Service Company of New Mexico (“PNM”) entered into a new $300,000,000 unsecured delayed draw term loan facility (“Term Loan Agreement”), among PNM as borrower, Merrill Lynch Bank USA, Morgan Stanley Senior Funding, Inc. and Wachovia Bank, National Association as initial lenders, Merrill Lynch Capital Corporation as administrative agent, Morgan Stanley Senior Funding, Inc. and Wachovia Bank, National Association as co-syndication agents and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley Senior Funding, Inc. and Wachovia Capital Markets LLC as arrangers.  PNM is a wholly owned subsidiary of PNM Resources, Inc. ("PNMR").  The Term Loan Agreement was reported in, and a copy of the Term Loan Agreement was filed as Exhibit 10.1 to a Current Report on Form 8-K filed by PNMR and PNM on May 7, 2008.

The Term Loan Agreement provides that if PNM receives net cash proceeds from the sale of certain debt securities, the amount of the commitments under the Term Loan Agreement shall be reduced in an amount equal to 100% of such net cash proceeds; provided , however, that with respect to the first $350,000,000 of indebtedness, the commitments shall only be required to be reduced in an amount equal to 43% of such net cash proceeds.  On May 13, 2008, PNM completed the offering of $350,000,000 aggregate principal amount of senior unsecured notes.  On May 28, 2008, PNM was notified that the lenders under the Term Loan Agreement had reduced their commitments to $150,000,000 .

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
PUBLIC SERVICE COMPANY OF NEW MEXICO

(Registrants)

Date: May 29, 2008	/s/ Terry R. Horn
Terry R. Horn
Vice President and Treasurer
(Officer duly authorized to sign this report)